GRIFFON CORPORATION ANNOUNCES RECORD
             OPERATING RESULTS FOR THE FIRST QUARTER OF FISCAL 2004
                     AND INCREASE IN STOCK BUYBACK PROGRAM

     Jericho, New York, February 5, 2004 - Griffon Corporation (NYSE:GFF) today reported record operating performance for the first quarter of fiscal 2004, ended December 31, 2003. Net sales for the quarter increased to $338,502,000, up from $302,154,000 for the first quarter of fiscal 2003. Income before income taxes grew to $25,658,000 from $21,081,000. Net income was $13,115,000 in the current quarter compared to $10,920,000 last year. Basic earnings per share for the quarter was $.44 compared to $.33 last year and diluted earnings per share was $.41 compared to $.32 in 2003.

     Sales and earnings growth in the first quarter reflects continued strong operating performance by each of the company's segments. Specialty plastic films had another solid quarter with improved product mix, higher unit volume and increased manufacturing efficiencies driving profitability gains in spite of higher raw material costs. The effect of a weaker U.S. dollar on foreign operations also contributed to the sales and earnings gains. In the building products operations, strong demand buoyed sales at both the garage doors and the installation services segments. Garage doors enjoyed higher unit sales during the quarter and also benefited from a favorable product mix, resulting in operating profit and margin increases. Installation services' profitability and operating margins improved on higher sales attributable to positive market conditions and the elimination last year of an underperforming location. The electronic information and communication systems segment, Telephonics, continued to build momentum in the first quarter, reporting higher sales and operating profit due to recently awarded contracts and good performance in military production programs. Higher consolidated earnings in the quarter also absorbed increased interest expense associated with the company's convertible subordinated notes, which were sold in the latter part of fiscal 2003.

     Strong cash flow from operations generated $25,000,000 for the quarter which was used for capital expenditures of $14,000,000, principally for the specialty plastic films segment capital expansion programs, and $6,000,000 to acquire 300,000 shares of the company's common stock under its buyback program. Since the end of the first quarter the company has purchased an additional 200,000 shares of its Common Stock for $4,000,000 and announced today that it has increased its stock buyback program by 1,000,000 shares. This brings the current authorization to 1,900,000 shares. Since 1993, the company has expended $165,000,000 to purchase 14,000,000 shares of its capital stock. Additional purchases will be made from time to time, depending on market conditions, at prices deemed appropriate by management.

         Griffon Corporation -

          o is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

          o installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

          o is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

          o develops and manufactures information and communication systems for government and commercial markets worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.


                              GRIFFON CORPORATION
                              -------------------
                              OPERATING HIGHLIGHTS
                              --------------------
                                   (Unaudited)

                                                           For the Three Months Ended
                                                                  December 31,
                                                         ------------------------------
                                                               2003            2002

Net sales:
   Garage Doors                                          $ 121,860,000    $ 113,463,000
   Installation Services                                    76,705,000       72,320,000
   Specialty Plastic Films                                 104,001,000       87,342,000
   Electronic Information and Communication Systems         41,640,000       35,761,000
   Intersegment eliminations                                (5,704,000)      (6,732,000)
                                                         -------------    -------------
                                                         $ 338,502,000    $ 302,154,000
                                                         =============    =============

 Operating income:
   Garage Doors                                          $  13,260,000    $  10,917,000
   Installation Services                                     3,006,000        1,679,000
   Specialty Plastic Films                                  12,940,000       10,666,000
   Electronic Information and Communication Systems          2,030,000        1,722,000
                                                         -------------    -------------

    Segment operating income                                31,236,000       24,984,000
 Unallocated amounts                                        (3,728,000)      (3,134,000)
 Interest expense, net                                      (1,850,000)        (769,000)
                                                         -------------    -------------
   Income before income taxes                               25,658,000       21,081,000
 Provision for income taxes                                 (9,493,000)      (8,011,000)
                                                         -------------    -------------
   Income before minority interest                          16,165,000       13,070,000
 Minority interest                                          (3,050,000)      (2,150,000)
                                                         -------------    -------------
   Net income                                            $  13,115,000    $  10,920,000
                                                         =============    =============


 Earnings per share of common stock:
      Basic                                                      $ .44            $ .33
                                                                 =====            =====
      Diluted                                                    $ .41            $ .32
                                                                 =====            =====
